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                          [VINSON & ELKINS LETTERHEAD]





                                  May 26, 2000

7-Eleven, Inc.
2711 N. Haskell Avenue
Dallas, Texas 75204

Gentlemen:

      We participated in the preparation of Registration Statement No. 333-36496 on Form S-3 originally filed with the Securities and Exchange Commission by 7-Eleven, Inc. (the "Company") on May 8, 2000, and the amendment thereto filed the date hereof, with respect to the sale of common shares of the Company (the "Registration Statement"), including the discussion set forth in the Registration Statement under the heading "Certain Material U.S. Federal Tax Considerations for Non-United States Holders of Common Stock." The discussion and the legal conclusions with respect to United States federal income tax matters set forth therein reflect our opinion, and we believe they are accurate and complete in all material respects.

      Our opinion is based and conditioned upon the initial and continuing accuracy of the facts and assumptions set forth in the Registration Statement. Our opinion is also based upon provisions of the United States Internal Revenue Code of 1986, as amended, regulations promulgated or proposed thereunder and interpretations thereof by the Internal Revenue Service and the courts, all as of the date of the Registration Statement, all of which are subject to change with prospective or retroactive effect, and our opinion could be adversely affected or rendered obsolete by any such change.

      We hereby consent to the use of our name in the Registration Statement and to the filing of this opinion as part of the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission.

                                       Very truly yours,

                                       /s/ Vinson & Elkins L.L.P.

                                       VINSON & ELKINS L.L.P.